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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Encompass Services Corporation:

We consent to incorporation by reference in the registration statements (No. 333-41749, No. 333-41751, No. 333-58651, No. 333-60537, No. 333-69421, No.
333-78311, No. 333-93649, No. 333-35330, No. 333-35334, No. 333-35418 and No.
333-85920) on Form S-8, the registration statements (No. 333-81201 and No. 333-93649) on Form S-4, and the registration statement (No. 333-93665) on Form S-3 of Encompass Services Corporation of our report dated February 19, 2002, except as to Note 17, which is as of June 28, 2002, relating to the consolidated balance sheet of Encompass Services Corporation and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and other comprehensive income and cash flows for the years then ended, which report appears in this Form 10-K/A of Encompass Services Corporation. Our report refers to a change in accounting for derivative instruments and hedging activities.


KPMG LLP

Houston, Texas
June 28, 2002